EXHIBIT 10.3

AMENDMENT TO THE

AMENDED AND RESTATED

HANCOCK HOLDING COMPANY

2005 LONG-TERM INCENTIVE PLAN

This Amendment of the Amended and Restated Hancock Holding Company 2005 Long-Term Incentive Plan (hereinafter the “Plan”) is made this the 24th day of May, 2012, to be effective as of the 1st day of January, 2012.

WITNESSETH:

WHEREAS, effective the 31st day of March, 2005, Hancock Holding Company (the “Company”) adopted the Plan to provide incentives and awards to Associates and Directors of the Company and to Associates of its Subsidiaries; and

WHEREAS, the Plan was amended and restated in its entirety effective January 1, 2009 to comply with applicable provisions of Section 409A of the Code; and

WHEREAS, the Company desires to further amend the Plan with respect to Performance Stock Awards that may be granted hereunder.

NOW, THEREFORE, the Amended and Restated Hancock Holding Company 2005 Long-Term Incentive Plan is hereby amended as follows:

I.

Section 2.14 is hereby amended by the deletion of that section in its entirety and the substitution of the following:

2.14 “Negative Discretion” means such other factors, if any, as may be applied by the Committee, as set forth in an Award Agreement, to reduce the number of shares of Common Stock to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee’s sole judgment, such reduction is appropriate in order to act in the best interest of the Company and its shareholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Associate or Director in advance of the Performance Period, and competitive pay practices. With respect to relative performance based Awards, Negative Discretions factors may also include actual shareholder experience over a Performance Period.

II.

Section 2.16 is hereby amended by the deletion of that section in its entirety and the substitution of the following:

2.16 “Performance Goals” means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established goals under Section 162(m) of the Code: earnings or earnings growth; earnings per share; return on equity, assets or investments;

revenues; expenses; charge offs; reductions in non-performing assets; market conditions including, but not limited to, average stock price and total shareholder return; any component of or combination of the preceding and/or any other performance measure as may be determined and defined from time to time by the Committee. Such Performance Goals may be particular to an Associate or Director or the division, department, branch or line of business, Subsidiary or other unit in which the Associate works, or may be based on the performance of the Company generally.

III.

Section 7.3 is hereby amended by the deletion of that Section in its entirety and the substitution of the following:

7.3 Entitlement to Shares. To be entitled to earn or receive shares under a Performance Stock Award, a Participant must remain as an Associate or Director through the end of the Performance Period. The Committee may, in its discretion, provide such exception to this requirement as is deemed appropriate and equitable and such exception shall be set forth in the Award Agreement; provided, however, no such exception shall have the effect of accelerating the receipt of shares under or otherwise modifying a Performance Stock Award in a manner that would result in violation of the provisions of Section 409A of the Code.

IV.

Capitalize terms used in this Amendment shall have the same meaning as when used in the Plan unless otherwise specifically provided herein.

V.

Except as amended herein, the Amended and Restated Hancock Holding Company 2005 Long-Term Incentive Plan shall remain unchanged.

IN WITNESS WHEREOF this Amendment has been executed the date and year first above written.

HANCOCK HOLDING COMPANY

By:
Name:
Title: